Michael J. Larsen

Certified Public Accountant

1914 East 9400 South, #362 Sandy, UT 84093 www.MichaelJLarsen.com	Phone: 801-654-0616 Mike@MichaelJLarsen.com

April 19, 2011

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC20549

I have read the statements about my firm included under Item 4 in the Form 8-K filing dated April 14, 2011 of Pacific WebWorks, Inc. and I am in agreement with the statements contained therein.

Very truly yours,

/s/ Michael J. Larsen

Michael J. Larsen, CPA